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                                                                    Exhibit 99.1

Contact:
           Media                                        Investors
           Brad Bishop                                  Sam Leno
           574/372-4291                                 574/372-4790
           bradley.bishop@zimmer.com                    sam.leno@zimmer.com
           -------------------------                    -------------------

              ZIMMER ANNOUNCES PRELIMINARY INTERIM RESULTS OF THE EXCHANGE
                 OFFERS FOR CENTERPULSE AND INCENTIVE CAPITAL


(WARSAW, IN) AUGUST 28, 2003 - Zimmer Holdings, Inc. (NYSE: ZMH) announced today the preliminary interim results of Zimmer's exchange offer for Centerpulse AG. Zimmer also announced the corresponding results of its exchange offer for InCentive Capital AG, which beneficially owns 2,237,577 Centerpulse registered shares or approximately 18.6% of the issued Centerpulse registered shares. The initial offering period for Zimmer's exchange offers expired at 4:00 p.m., Central European Time, 10:00 a.m., Eastern Daylight Time, on Wednesday, August 27, 2003.

Based on preliminary information provided by Credit Suisse First Boston and Mellon Investor Services LLC (as the Swiss offer manager and the U.S. exchange agent, respectively, for Zimmer's Centerpulse offer), as of the expiration of the initial offering period, 7,489,650 Centerpulse registered shares and 6,712,776 Centerpulse American depositary shares ("ADSs"), including Centerpulse ADSs subject to guaranteed delivery, were tendered and not withdrawn. Based on information provided today by Centerpulse, the foregoing shares and ADSs represent approximately 67.0% of the outstanding Centerpulse registered shares (including shares represented by Centerpulse ADSs) on a fully diluted basis. As a result, we believe that the minimum condition for Zimmer's Centerpulse offer will be satisfied regardless of whether Zimmer's offer for InCentive is successful.

Based on preliminary information provided by Credit Suisse First Boston (as the Swiss offer manager for Zimmer's InCentive Capital offer), as of the expiration of the initial offering period, 2,123,647 bearer shares of InCentive Capital were tendered and not withdrawn. The foregoing shares represent approximately 98.9% of the outstanding bearer shares of InCentive Capital. As a result, we believe that the minimum tender requirement for Zimmer's InCentive offer will be satisfied.

Zimmer will announce the definitive interim results of the Centerpulse offer and the InCentive Capital offer on September 2, 2003 in accordance with Swiss law.






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Safe Harbor Statement

This press release contains forward-looking statements based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management's beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "targets," "forecasts," and "seeks" or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, our ability to successfully integrate acquired companies, control of costs and expenses, our ability to form and implement alliances, international growth, U.S. and foreign government regulation, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. In particular, forward-looking statements as to Zimmer's financial and business performance following the proposed acquisitions should be qualified by the absence of the opportunity for Zimmer to perform comprehensive due diligence on Centerpulse or InCentive Capital AG, a significant shareholder of Centerpulse. These forward looking statements might have been significantly different had such due diligence review been undertaken. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any exchange offer will be made only through a registration statement and related materials. Zimmer and its directors, officers and other members of its management and employees also may be soliciting proxies from Zimmer stockholders in connection with the exchange offers for shares of Centerpulse and InCentive Capital. Investors and security holders should note that the exchange offers described in this press release have not been agreed to by Centerpulse or InCentive Capital and are subject to certain conditions. In connection with the exchange offers, Zimmer has filed registration statements on Form S-4 (each containing a prospectus/offer to purchase) and a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission and submitted Swiss offer prospectuses to the Swiss Takeover Board. Investors and security holders of Centerpulse, InCentive Capital and Zimmer are advised to read these disclosure materials (including other disclosure materials when they become available), because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by Zimmer with the U.S. Securities and Exchange Commission at the SEC's website at www.sec.gov. The disclosure materials and other documents of Zimmer may also be obtained from Zimmer upon request by directing such request to Sam Leno, Senior Vice President and CFO, 574-372-4790.



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About Zimmer Holdings, Inc.

Zimmer, based in Warsaw, Indiana, is a worldwide leader in the design, development, manufacture and marketing of reconstructive orthopaedic implants and trauma products. Orthopaedic reconstruction implants restore joint function lost due to disease or trauma in joints such as knees, hips, shoulders and elbows. Trauma products are devices used primarily to reattach or stabilize damaged bone and tissue to support the body's natural healing process. Zimmer manufactures and markets other products related to orthopaedic surgery. For the year 2002, the Company recorded worldwide revenues of $1.37 billion. Zimmer was founded in 1927 and has more than 3,600 employees worldwide.

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Additional contacts:

           Switzerland: Hirzel. Neef. Schmid. Konsulenten
                        Aloys Hirzel/+41 43 344 42 49/a-hirzel@konsulenten.ch Andreas Thommen/+41 43 344 42 49/ a-thommen@konsulenten.ch

           U.K.: M Communications
                 Hugh Morrison/+44 207 153 1534/morrison@mcomgroup.com Nick Miles/+44 207 153 1535/miles@mcomgroup.com